News Release
Corporate Headquarters:
1144 East Market Street, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT: Keith Price

330-796-1863

ANALYST CONTACT: Barb Gould

330-796-8576

FOR IMMEDIATE RELEASE

#23247fi.106

Goodyear Schedules Earnings Release, Conference Call;

Will Announce Record Sales, Strong 2005 Results

AKRON, Ohio, January 30, 2006 – The Goodyear Tire & Rubber Company will report fourth quarter 2005 financial results prior to market open Thursday, February 16, to be followed by an investor conference call at 10 a.m. EST.

The company said it anticipates record sales of almost $20 billion for the full year and more than $4.9 billion for the fourth quarter. It expects 2005 segment operating income to be up between 20 and 25 percent from 2004. Excluding the impact of hurricanes in the U.S. Gulf Coast region, fourth quarter segment operating income is expected to approximate the

$238 million achieved in the prior year period. (See the company’s May 3, 2005 Form 8-K for details.)

Goodyear said raw material costs increased approximately 13 percent for the fourth quarter, more than it had anticipated. Consistent with its plans to focus on its cash and working capital requirements, Goodyear reduced global tire inventories through production adjustments during the quarter, particularly in Europe and Latin America.

“Our strong 2005 results show the impact of Goodyear’s innovative new products around the world and improved marketing and give us a solid foundation for the next stage of our turnaround,” said Robert J. Keegan, chairman and chief executive officer.

“During the quarter, global product demand, including that for new Goodyear tires such as Assurance in North America and Ultra Grip 7 in Europe, remained strong and continued to drive a richer product mix,” he said.

(more)

#23247fi.106 -2-

“We are working worldwide to reduce our costs and working capital needs, as well as to further improve our product and brand mix,” Keegan added. “Nevertheless, the escalating cost of raw materials and currency fluctuations continue to challenge our businesses.”

Participating in the conference call will be Keegan; Richard J. Kramer, executive vice president and chief financial officer; and Darren R. Wells, senior vice president, business development and treasurer. They will review Goodyear’s fourth quarter and full-year results.

Prior to the commencement of the call, the company will post the financial and other statistical information that will be presented on its investor relations Web site: investor.goodyear.com.

Shareholders, members of the media and other interested persons may access the conference call on the Web site or via telephone by calling (706) 634-5954 before

9:55 a.m. on February 16. A taped replay of the conference call will be available at 2 p.m. that day by calling (706) 634-4556. The call replay will also remain available on the Web site.

Goodyear is the world’s largest tire company. The company manufactures tires, engineered rubber products and chemicals in more than 90 facilities in 28 countries around the world. Goodyear employs more than 80,000 people worldwide.

Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors including those discussed in the company’s Form 10-K for the year ended Dec. 31, 2004, Form 10-Q for the quarter ended Sept. 30, 2005 and Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on Dec. 9, 2005, which are on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

-0-